UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Trademark Drive #108 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 28, 2024, Dragonfly Energy Holdings Corp. (the “Company”) entered into a limited waiver and first amendment (the “Amendment”) to its Term Loan, Guarantee and Security Agreement (as amended, the “Loan Agreement”) with the lenders in regards to its compliance with the Senior Leverage Ratio and Fixed Charge Coverage Ratio tests (the “Tests”) as of the last day of the quarter ending June 30, 2024 and certain amendments to the Loan Agreement. The Amendment provided for a one-time issuance of penny warrants (the “Penny Warrants”) to purchase up to 2,100,000 shares of the Company’s common stock, par value $0.0001 per share (the “Penny Warrant Shares”), at an exercise price of $0.01 per share, in connection with the lenders’ agreement to waive the Tests under the Loan Agreement for the quarter ending June 30, 2024 and to amend the Loan Agreement. The Penny Warrants are immediately exercisable upon issuance and will expire ten years from the date of issuance.

In addition, the Amendment (i) reduced the liquidity requirement under the Loan Agreement to be $3.5 million as of the last day of the month ending June 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ending July 31, 2024 and (ii) provided for the interest to be paid on the Payment Date (as defined in the Loan Agreement) occurring on July 1, 2024 to be solely payable-in-kind.

The foregoing summary and description of the provisions of the Amendment and the Penny Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and form of Penny Warrant, copies of which are filed as Exhibits 4.1 and 10.1, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Amendment, Penny Warrant and Penny Warrant Shares is hereby incorporated by reference into this Item 3.02. The Penny Warrant and the Penny Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Penny Warrant.
10.1	Limited Waiver and First Amendment to Term Loan, Guarantee and Security Agreement, dated as of June 28, 2024, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: June 28, 2024	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President